UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2010 (November 15, 2010)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David Mahon, a member of the board of directors (the “Board”) of Inland American Real Estate Trust, Inc. (the “Company”) and the chairman of the Company’s audit committee, submitted his resignation from these positions to the Board, effective November 15, 2010.  The Board accepted Mr. Mahon’s resignation and decided not to fill the vacancy on the Board created by his resignation. The Board appointed Thomas F. Glavin, CPA, a current director and a current member of the audit committee, to serve as chairman of the audit committee, effective November 15, 2010.  The Board also appointed Paula Saban, a current director, to serve on the Company’s audit committee.  Mr. Mahon’s resignation did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Mahon is leaving to focus on the increasing responsibilities in his business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date:	November 17, 2010	By:	/s/ Jack Potts
		Name:	Jack Potts
		Title:	Principal Accounting Officer